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                                                                   Exhibit 99.1


October 12, 2000




E. Kenneth Seiff
Chairman, CEO & President
Bluefly, Inc.
42 West 39th Street
New York, New York 10018


Dear Mr. Seiff:

The purpose of this letter is to confirm the interest of Quantum Industrial Partners LDC and affiliates ("QIP"), a strategic equity fund advised by Soros Fund Management LLC and its affiliate Soros Private Equity Partners, along with any party mutually acceptable to Bluefly, Inc. ("Bluefly" or the "Company") and QIP (collectively, the "Purchasers"), in making a further strategic investment in Bluefly for the purpose of significantly improving the financial condition of the Company and providing it with working capital.

We envision a two-step transaction in which the Purchasers would invest a total of up to $15,000,000 in the Company. In the first transaction, the Purchasers will invest $5 million in the form of Senior Convertible Notes (the "New Notes"), to be funded immediately upon execution of definitive agreements. The aggregate principal amount of and accrued interest on the New Notes would automatically convert into shares of the Series B Stock (as defined below) at a price of $2.34 per share immediately following the Company obtaining shareholder approval of the transactions described herein. The New Notes would pay interest at the rate of 11% per annum, payable upon conversion, redemption or liquidation (including a change of control approved by the Company's Board of Directors). Other terms applicable to the New Notes are set forth on the attached term sheet.

In connection with the issuance of the New Notes and the Rights Offering described below, and subject to shareholder approval: (i) the terms of the Series A Preferred Stock would be amended to fix the initial conversion price at $2.34 per share and remove the anti-dilution protection for below conversion price issuances and to make certain other changes described in the term sheet; and (ii) the $15 million of notes previously issued pursuant to the Note and Warrant Purchase Agreement among the Company and certain of the Purchasers dated March 28, 2000 (the "Existing Notes") would convert into convertible preferred shares of the Company (the "Series B Stock") at a price of $2.34 a share. The Series B Stock will have a cumulative compounding dividend of 8% per annum, payable upon conversion, redemption or liquidation. The conversion price would initially equal the purchase price. The Note Purchase Agreement will include a covenant that the Company will not agree to or take any action to approve or otherwise facilitate



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any merger or consolidation or Change of Control (as defined in the attached term sheet), unless provision has been made for the holders of Series A Stock and Series B Stock to receive as a result of and in connection with the transaction, an amount equal to their respective aggregate liquidation preference (as described in the attached term sheet) for the shares of Series A Stock and Series B Stock held by them. The terms of Series B Stock are more fully set out in the attached term sheet.

As part of the second step of the transaction, we envision an offering (the "Rights Offering") to be made by the Company to the holders of common stock of the Company (the "Public Holders") enabling them to buy their pro rata share (as a class) of up to $20 million of Common Stock at a price of $2.34 per share. In the event that less than the full $20 million of Common Stock is purchased by the Public Holders, the Purchasers will purchase, at $2.34 per share, Common Stock with an aggregate purchase price equal to the lesser of (i) the difference between $20 million and the amount purchased by the Public Holders and (ii) $10 million. The Purchasers' commitment to participate in the Rights Offering will be contingent upon the Company obtaining shareholder approval of the transactions contemplated hereby and migrating the Company to a Delaware corporation.

We are prepared to negotiate definitive agreements by October 20, 2000. We request that the Purchasers and their representatives continue to have full access to the Company's officers, directors, counsel, representatives, auditors, and books and records, and full opportunity to investigate the Company's title to property and the nature and condition of its assets, businesses and liabilities. Final approval and terms of an investment by the Purchasers in the Company will be subject to approval of the Purchasers, which may be withheld in their sole discretion.

By accepting this letter, the Company agrees with QIP that neither the Company nor QIP (or their respective officers, representatives, partners or affiliates) or management of the Company will publicly disclose the existence of this letter or make known any facts related to the proposed transaction without the prior written consent of the other parties, except to its respective advisors or counsel, or as required by applicable law; provided that the Company may provide a copy of the letter to (x) the Nasdaq SmallCap Market and/or the Boston Stock Exchange in connection with any discussion regarding the Company's compliance with the listing requirements of such exchanges, (y) a source of inventory financing and (z) prospective equity investors in the Company.

The Company will reimburse all reasonable legal fees and expenses incurred by the Purchasers in connection with the transaction, up to a total of $200,000, whether or not this transaction is completed and the expenses of any filings required under the Hart-Scott-Rodino Act.

This letter agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The paragraphs relating to non-disclosure and expenses are the only paragraphs that are binding on the parties.



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We understand that the Board of Directors has established an independent committee to consider this transaction. We look forward to working with that committee and the Company to close this transaction, improve the financial security of the Company and make the Company a success.

If this letter and the indicative, but non-binding term sheet are acceptable, please sign below.

                             Respectfully submitted,



                             /s/ Michael C. Neus
                             --------------------------------
                             Michael C. Neus
                             Attorney-in-Fact
                             Soros Private Equity Partners

Agreed and accepted:



/s/ E. Kenneth Seiff
-------------------------
E. Kenneth Seiff
Chairman, CEO & President
Bluefly, Inc.

Date:  October 12, 2000
       ------------------



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                               SUMMARY TERM SHEET
                               ------------------


ISSUER:                               BLUEFLY, INC. ("BLUEFLY" or the
                                      "Company").

PURCHASERS:                           Quantum Industrial Partners LDC and
                                      affiliates ("QIP"), a strategic equity
                                      fund advised by Soros Fund Management LLC and its affiliate Soros Private Equity
                                      Partners ("SPEP"), and any other party
                                      mutually acceptable to the Company and QIP
                                      (collectively, the "Purchasers").

PUBLIC HOLDERS:                       Holders of Common Stock will be offered
                                      the right to purchase their pro rata share as a class of up to $20 million of Common
                                      Stock (the "Rights Offering").

SECURITIES OFFERED:                   8,673,720 shares of Series B Convertible
                                      Preferred Stock (the "Series B Stock")
                                      plus a number of shares of Series B Stock equal to the interest accrued and unpaid on (i) the Existing Notes (as defined below) from October 1, 2000 through the date of conversion and (ii) the Notes (as defined below) from the date of issuance through the date of conversion. (6,536,967 shares relating to the conversion of $15 million in currently existing debt
                                      ("Existing Notes") plus interest through
                                      September 30, 2000, and 2,136,752 shares relating to the conversion of the principal amount of the Notes).

                                      Up to 8,547,009 shares of Common Stock.

                                      Senior Convertible Notes in the aggregate principal amount of $5 million (the "Notes").

PURCHASE PRICE:                       $2.34 per share ("Per Share Price") for
                                      the Series B Stock, $20,000,000 in the
                                      aggregate (including $15 million of
                                      currently existing Senior Convertible
                                      Notes to be converted into Series B


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                                      Stock in connection with the transaction).

                                      $2.34 per share for the Common Stock, up to $20 million in the aggregate.

USES OF PROCEEDS:                     Working capital and general corporate
                                      purposes.

DESCRIPTION OF THE SERIES B STOCK:

RANKING OF THE SERIES B STOCK:        Senior to the Common Stock of the Company
                                      and pari passu with the Series A Stock.

DIVIDENDS:                            The Series B Stock will bear a cumulative
                                      compounding dividend of 8% per annum
                                      payable upon conversion, at the Company's option, in cash or Common Stock, or upon liquidation, payable in cash. In addition, the Series B Stock will share pari passu with all other equity holders of the Company on an as- converted basis in cash dividends and other distributions, if any, other than stock splits effected as dividends. If the Company elects to pay the dividend in shares of Common Stock, such dividend will be the number of shares of Common Stock obtained by dividing the cash value of the dividend by the average closing price of the Company's Common
                                      Stock on NASDAQ for the thirty trading
                                      days immediately prior to such conversion.

CONVERSION PRICE:                     The initial conversion price of the Series
                                      B Stock will be equal to the Per Share
                                      Price (the "Conversion Price"), subject to anti-dilution protection described below.

OPTIONAL CONVERSION:                  Each share of the Series B Stock shall be
                                      convertible at any time after the date of issuance at the option of the holder into the number of shares of Common Stock obtained by dividing the Per Share Price by the Conversion Price.

AUTOMATIC CONVERSION:                 None for the Series B Stock. The Series A
                                      Stock will be automatically converted as set forth in the Certificate of Amendment, except that (i) the trigger price will be four times the Conversion Price; (ii) the conversion can only


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                                      occur on or after October 12, 2001; (iii)
                                      the Company can convert only 25% of the
                                      outstanding Series A in any one calendar quarter; and (iv) the Common Stock into which the Series A is converted must be subject to a registration statement.

OPTIONAL REDEMPTION:                  The Company may redeem for cash all but
                                      not less than all of the Series A Stock
                                      and Series B Stock on not less than 30
                                      days written notice to the holders
                                      thereof, during the periods and at a price set forth below, in each case, plus accrued but unpaid dividends; provided that if it is necessary to redeem shares of Common Stock held by the Purchasers in order to ensure that the redemption is not treated as a dividend treatment under
                                      Section 302(b)(2) of the Internal Revenue
                                      Code for the redemption of the Series A
                                      Stock and Series B Stock, then to avoid
                                      such treatment the Company shall effect
                                      such redemption of Common Stock to the
                                      extent necessary; and provided further
                                      that there shall be a registration
                                      statement in effect for the Common Stock into which the Series A Stock and Series B
                                      Stock can be converted.

                                      Second anniversary of closing through the fourth anniversary - 4 times the Conversion Price;
                                      Fourth anniversary of closing through the sixth anniversary - 4.5 times the Conversion Price; After the sixth anniversary - 5 times the Conversion Price.

                                      The right of redemption may be exercised and a determination on how to fund the redemption may be made only by a vote of the majority of the directors not appointed by the Purchasers.

VOTING RIGHTS:                        The Series B Stock will have the right to
                                      vote on all matters that come before the common shareholders of the Company on an as converted basis.

                                      For so long as at least 60% in the
                                      aggregate of the shares of Series A Stock or at least 40% of the shares of Series B Stock, as the case may be, outstanding on the closing date remain outstanding, the approval of the holders of a majority of the shares of Series A Stock or Series B Stock, as the case may be, will be required for the Company to take any of the following actions: (i) merge, consolidate or liquidate the Company or acquire another business entity; (ii) create a joint venture, partnership or one or more non-wholly owned subsidiaries requiring an investment in cash or kind of more than $500,000; (iii) sell Company assets, which individually or in the aggregate exceed $2,000,000; (iv) incur indebtedness in excess of $1,000,000 or impose a lien against or encumber assets of the Company in excess of $1,000,000 (other than a financing secured by inventory); (v) enter into or amend any contract not contemplated by an approved budget or in excess of $250,000 in any one year or $1 million over the life of the contract in the aggregate; (vi) issue or sell securities of the Company (excluding securities issued upon exercise of options under the stock option or employee incentive plans existing on October 12, 2000 or contemplated by this term sheet or as a result of the conversion of the Series A Stock, any outstanding notes and warrants, the Series B Stock and the Notes); (vii) declare dividends, repurchase or redeem securities of the Company or debt, except to the extent such debt is due in accordance with its terms and except for dividends, repurchases or redemption set forth in this term sheet or applicable to the Series A Stock, the Notes and the Series B Stock; (viii) make capital expenditures in excess of 110% of capital expenditures set forth in the annual budget; (ix) grant registration rights or register securities under the Securities Act of 1933, as amended, except pursuant to the registration rights agreement currently in effect



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                                      and the registration rights granted
                                      pursuant to the transactions contemplated hereby or registrations on Form S-8 or similar forms; (x) enter into any contract with an Affiliate; (xi) amend the Company's Certificate of Incorporation or Bylaws; (xii) increase or decrease the number of members of the Company's Board of Directors or the voting rights of the directors; (xiii) change the Company's independent public accountants; (xiv) approve the annual budget, and any changes to the business plan and five year budget and any successor thereto; (xv) adopt or amend employment contracts with Company officers and senior executive managers with authority equivalent to that of Executive Vice Presidents; or (xvi) amend or alter the transaction documents.

BOARD REPRESENTATION:                 (a) The Board of Directors will be
                                      composed of seven (7) members
                                      (b) During such time as at least 20% of
                                      the shares of Series A Stock or at least
                                      20% of the shares of Series B Stock as the case may be, held on the closing date remains outstanding, the holders of each such series, by the vote of a majority of the outstanding shares of each such series, will designate a director, and each such director will have one vote on all matters considered by the Board or any committee of the Board.
                                      (c) Notwithstanding clause (b), during
                                      such time as at least 60% of the shares of Series A Stock or 40% of the Series B
                                      Stock, as the case may be, held on the
                                      closing date remains outstanding, the
                                      director designated by the holders of a
                                      majority of the Series A Stock and the
                                      director designed by the holders of a
                                      majority of the Series B Stock will each be entitled to seven votes on all matters considered by the Board or any committee of the Board.

PRE-EMPTIVE RIGHTS:                   The holders of Series B Stock will have
                                      the same pre-emptive rights as the Series
                                      A Stock.


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LIQUIDATION PREFERENCE:               Holders of the Series B Stock will have
                                      priority in liquidation over all holders of Common Stock. The liquidation preference per share will equal the greater of (i) the price that, when combined with the consideration received by the Purchasers for their Common stock, provides for the recovery of the entire investment made by the Purchasers pursuant to this Term Sheet (which shall include, without limitation, the purchase price of the Notes converted into Series B Stock and the purchase price for the shares of common stock purchased pursuant to this term sheet), plus any accrued but unpaid dividends thereon; and (ii) the amount that the holders of the Series B Stock would receive in a liquidation if they were to convert the Series B Stock into Common Stock immediately prior to such liquidation.

                                      To the extent necessary, the Certificate of Designation for the Series A Stock shall be amended to: (w) adjust the $20 referred to in Section 4(a) to take into account stock splits or similar adjustments to the number of outstanding shares of Series A Stock; (x) substitute "$2.34" for "$10.50" in Section 6(a)(ii)
                                      thereof; (y) provide that, upon a
                                      liquidation as described herein, the
                                      holders of the Series A Stock shall be
                                      entitled to a liquidation preference per share equal to the greater of (i) the price that provides for the recovery of the entire investment made by the holders thereof in the Series A Stock, plus any accrued but unpaid dividends thereon; and
                                      (ii) the amount that the holders of the
                                      Series A Stock would receive in a
                                      liquidation if they were to convert the
                                      Series A Stock into Common Stock
                                      immediately prior to such liquidation; and
                                      (z) delete the optional redemption
                                      provision and references to change in
                                      control in Section 7 and Section
                                      3(a)(iii), respectively.

PROTECTIVE PROVISIONS:                The affirmative vote of the holders of at
                                      least two-thirds (66%) of the outstanding shares of Series B Stock will be required for the Company


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                                      to (i) alter or change the rights,
                                      preferences or privileges of the shares of Series B Stock so as to affect adversely such shares or (ii) merge or consolidate with another Person or enter into a transaction which results in a Change of Control. "Change of Control" means any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act)", becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% of more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the shareholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act.

DESCRIPTION OF THE NOTES:


INTEREST:                             The Notes will bear interest at a rate of
                                      11% per annum, based on a 365- or 366-day year, as the case may be, and the actual number of days elapsed. Interest is payable only upon conversion or repayment of the principal.

MATURITY DATE:                        April 1, 2001. The maturity date of the
                                      existing notes will be extended to
                                      April 1, 2001.

MANDATORY PREPAYMENT:                 The Notes shall be repaid upon the
                                      occurrence of an event of default (as
                                      defined in the Senior Convertible Notes
                                      that are currently outstanding).

                                      The Purchasers will have the right to
                                      require the prepayment of the principal
                                      and all accrued interest on the Notes upon a Change of Control (other than a Change of Control as a result of the transactions contemplated by this Term Sheet).

OPTIONAL PREPAYMENT:                  The Company may not prepay the Notes or
                                      the existing notes.

AUTOMATIC CONVERSION:                 Each Note automatically converts into the
                                      number of shares of Series B Stock
                                      obtained by dividing the outstanding
                                      principal amount of the Note and all
                                      accrued interest by the Conversion Price immediately upon the Company obtaining shareholder approval for the transactions contemplated hereby.

CONVERSION PRICE:                     $2.34

SUBORDINATION:                        To $15,000,000 of inventory financing on
                                      terms reasonably acceptable to the
                                      Purchasers.

ADDITIONAL PROVISIONS APPLICABLE
TO THE SERIES B STOCK OR THE NOTES:

ANTI-DILUTION PROTECTION:             The Series B Stock and the Notes will
                                      include customary anti-dilution
                                      provisions, in addition to a full ratchet adjustment to the Conversion Price in the event the Company issues new equity or convertible securities at an issue price or conversion price below the then applicable Conversion Price. The foregoing shall not apply to (i) any equity securities issued pursuant to the
                                      Company's employee option or stock
                                      incentive plan existing on October 10,2000 or as contemplated herein or (ii) in consideration for services of third parties, in an aggregate amount not to exceed 100,000 shares of Common Stock per year.

REGISTRATION RIGHTS:                  The holders of Series B Stock and Notes
                                      will have the same piggy-back rights as
                                      the Series A Stock and unlimited shelf
                                      registration demands where the aggregate anticipated proceeds to the selling holders would equal or exceed $3,000,000.

DISCLOSURE:                           The holders of Series B Stock and the
                                      Notes will have the same rights as the
                                      holders of Series A Stock.

CONDITIONS TO CLOSING:                The purchase of the Common Stock and the
                                      conversion of the Notes into shares of
                                      Series B Stock are conditioned on: (i)
                                      approval of the shareholders of the
                                      Company of the issuance of the Series B
                                      and the Common Stock; (ii) receipt of
                                      applicable Governmental approval (or the expiration of applicable waiting periods);
                                      (iii) conversion of Company into a
                                      Delaware corporation; (iv) the conclusion of a rights offering of the Common Stock;
                                      and (v) the absence of a material adverse change in the business, assets, liabilities, prospects, financial condition or results of operation of the Company.

                                      The purchase of the $5 million in Notes is conditioned on: (i) negotiation and execution of definitive documentation governing the transactions contemplated by the letter of intent and term sheet, in form and substance satisfactory to the Company and the Purchasers by November 15, 2000, and (ii) the absence of a material adverse change in the business, assets, liabilities, prospects, financial condition or results of operation of the Company.

PUBLIC FILINGS:                       The Purchasers will have the right to
                                      approve all filings made with U.S.
                                      Government agencies and any material
                                      provided to shareholders.

EMPLOYEE OPTIONS:                     The Company will set aside 2,519,862
                                      shares of Common Stock to be reserved for officers, employees and consultants, as approved by the Board of Directors (the
                                      "New Stock Option Plan"). The New Stock
                                      Option Plan will be subject to shareholder approval. The options granted to existing employees of the Company will be priced at the fair market value on the date of this term sheet. Options granted under the existing stock option plans, including options that were granted subject to shareholder approval will remain in place.

MISCELLANEOUS:                        The Note Purchase Agreement will include a
                                      covenant that the Company shall not agree to or take any action to approve or otherwise facilitate any merger or consolidation or Change of Control
                                      (including granting approvals required
                                      under applicable anti-takeover statutes), unless provision has been made for the holders of Series A Stock and Series B
                                      Stock to receive as a result of and in
                                      connection with the transaction an amount equal to their respective aggregate liquidation preference for the shares of Series A Stock and Series B Stock held by them. The covenant will survive the conversion of the Notes and be enforceable by specific performance.